UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2022

GAMING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-249998	35-2675083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Summerlin

Las Vegas, NV 89135, USA

(Address of principal executive offices, and zip code)

+1-347-983-1227

(Registrant's telephone number, including area code)

____________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2022, Gaming Technologies, Inc. (the “Company”) filed a certificate of amendment (the “Amendment”) to its Certificate of Incorporation with the Secretary of State of Delaware to increase the Company’s authorized shares of common stock from 45,000,000 to 400,000,000 (the “Increase in Authorized Shares”). Accordingly, following the filing of the Amendment, the Company has 405,000,000 authorized shares of capital stock, consisting of 400,000,000 shares of common stock and 5,000,000 shares of preferred stock. As previously reported, the Increase in Authorized Shares and the filing of the Amendment was approved by the holders if a majority of the voting power of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment, filed on December 8, 2022.

104	Cover Page Interactive Data File (formatted in iXBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING TECHNOLOGIES, INC.

Dated: December 14, 2022	By:	/s/ Jason Drummond
	Name:	Jason Drummond
	Title:	CEO

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